UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: May 25, 2021
(Date of earliest event reported)

FORD MOTOR COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-3950		38-0549190
(Commission File Number)		(IRS Employer Identification No.)

One American Road
Dearborn,	Michigan	48126
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 313-322-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
    (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
    (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	F	New York Stock Exchange
6.200% Notes due June 1, 2059	FPRB	New York Stock Exchange
6.000% Notes due December 1, 2059	FPRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Ford’s Disclosure Channels To Disseminate Information

We disclose information to the public concerning Ford Motor Company (“Ford”), Ford’s products and services, and other items through a variety of disclosure channels in order to achieve broad, non-exclusionary distribution of information to the public. Some of the information distributed through these disclosure channels may be considered material information. Investors and others are encouraged to review the information we make public in the locations below.* This list may be updated from time to time.

•For information concerning Ford and its products and services, please visit: ford.com

•For information provided to the investment community, including news releases, events and presentations, and SEC filings, please visit: shareholder.ford.com

•For information provided to the media, including news releases, please visit: media.ford.com

•For additional information, please follow Jim Farley’s and Ford’s social media accounts: twitter.com/jimfarley98, linkedin.com/in/jim-farley, twitter.com/ford, facebook.com/ford, instagram.com/ford, and linkedin.com/company/ford-motor-company

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORD MOTOR COMPANY
(Registrant)

Date: May 25, 2021	By:	/s/ Corey M. MacGillivray
Corey M. MacGillivray
Assistant Secretary

*	These corporate websites and social media channels, and the contents thereof, are not incorporated by reference into this Report nor deemed filed with the Securities and Exchange Commission